UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 19, 2009

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC

(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada 89109
(Address of principal executive offices of each registrant) (Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Indenture for 7.875% First Mortgage Notes due 2017

On October 19, 2009, Wynn Las Vegas, LLC (“Wynn Las Vegas”) and Wynn Las Vegas Capital Corp. (“Capital Corp.” and, together with Wynn Las Vegas, the “Issuers”) issued $500 million aggregate principal amount of 7.875% First Mortgage Notes due 2017 (the “Notes”) pursuant to an Indenture, dated as of October 19, 2009 (the “Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will mature on November 1, 2017 and bear interest at the rate of 7.875% per annum. The Issuers may redeem all or a portion of the Notes at any time on or after November 1, 2013 at a premium decreasing ratably to zero, plus accrued and unpaid interest. In addition, prior to November 1, 2012 the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of one or more qualified equity contributions made to the Issuers by their parent, Wynn Resorts, Limited. If the Issuers undergo a change of control, they must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest. If the Issuers sell certain assets or suffer an event of loss, and the Issuers do not use the sale or insurance proceeds for specified purposes, they must offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest. The Notes are also subject to mandatory redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada.

The Notes are the Issuers’ senior secured obligations and rank pari passu in right of payment with borrowings under Wynn Las Vegas’ credit facilities and the Issuers’ outstanding 6  5/8% First Mortgage Notes due 2014 (the “Existing Notes”). The Notes are secured on an equal and ratable basis (with certain exceptions) by a first priority lien on substantially all of the Issuers’ existing and future assets, and, subject to gaming approval, a first priority pledge of Wynn Las Vegas’ equity interests, all of which is the same collateral that secures borrowings under Wynn Las Vegas’ credit facilities and the Existing Notes. The first priority lien securing the Notes may be released in whole, or in part, under certain circumstances without the consent of the holders of the Notes. Pursuant to an intercreditor agreement, as long as any indebtedness is outstanding under Wynn Las Vegas’ credit facilities and as long as any of the Existing Notes remain outstanding, the holders of the Notes will not have any right to direct the collateral agent to enforce remedies against the collateral.

The Notes are jointly and severally guaranteed by all of the Issuers’ subsidiaries except Wynn Completion Guarantor, LLC (the “Guarantors”). The guarantees of the Notes are secured on an equal and ratable basis by a first priority lien on substantially all of the Guarantors’ assets, the same collateral that secures the guarantees under Wynn Las Vegas’ credit facilities and the Existing Notes.

The Issuers intend to use the net proceeds from the offering of Notes to repay approximately $380.0 million in revolving credit borrowings and approximately $100.0 million in term loan borrowings under Wynn Las Vegas’ credit facilities.

The Indenture contains covenants limiting the Issuers’ and the Issuers’ restricted subsidiaries’ ability to: pay dividends or distributions or repurchase equity; incur additional debt; make investments; create liens on assets to secure debt; enter into transactions with affiliates; issue stock of, or member’s interests in, subsidiaries; enter into sale-leaseback transactions;

engage in other businesses; merge or consolidate with another company; transfer and sell assets; issue disqualified stock; create dividend and other payment restrictions affecting subsidiaries; and designate restricted and unrestricted subsidiaries. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the Indenture include, among others, the following: default for 30 days in the payment when due of interest on the Notes, default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, any significant restricted subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant restricted subsidiary, all Notes then outstanding will become due and payable immediately without further action or notice.

The foregoing description is not complete and is qualified in its entirety by the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Registration Rights Agreement for 7.875% First Mortgage Notes due 2017

On October 19, 2009, in connection with the issuance of the Notes, the Issuers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Issuers, the Guarantors, Deutsche Bank Securities Inc. and Banc of America Securities LLC.

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to register with the Securities and Exchange Commission (the “SEC”) exchange notes (the “Exchange Notes”), having substantially identical terms as the Notes, as part of an offer to exchange freely tradable Exchange Notes for the Notes. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to file a registration statement with the SEC within 210 days after October 19, 2009 and to use all commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 300 days after October 19, 2009. The Issuers and the Guarantors agreed to file a shelf registration statement with the SEC for the resale of the Notes if they cannot complete an exchange offer within the time periods listed in the preceding sentence and in certain other circumstances. The Issuers and the Guarantors may be required to pay liquidated damages if they fail to comply with the registration and exchange requirements set forth in the Registration Rights Agreement.

The foregoing description is not complete and is qualified in its entirety by the Registration Rights Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Third Amendment to Amended and Restated Master Disbursement Agreement

On October 19, 2009 in connection with the issuance of the Notes, Wynn Las Vegas entered into a third amendment (the “Third Amendment”) to its Amended and Restated Master Disbursement Agreement, dated as of October 25, 2007, as amended by a First Amendment thereto, dated as of October 31, 2007 and a Second Amendment thereto, dated as of November 6, 2007 (as so amended, the “Disbursement Agreement”), by and among Wynn Las Vegas, Deutsche Bank Trust Company Americas, as bank agent, and Deutsche Bank Trust Company Americas, as disbursement agent. The Third Amendment makes certain technical changes to the Disbursement Agreement in connection with the issuance of the Notes.

The foregoing description is not complete and is qualified in its entirety by the Third Amendment, which is filed herewith as Exhibit 10.2 and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of October 19, 2009, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee

10.1	Registration Rights Agreement, dated October 19, 2009, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein, Deutsche Bank Securities Inc. and Banc of America Securities LLC

10.2	Third Amendment to Amended and Restated Master Disbursement Agreement, dated October 19, 2009, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2009

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2009

WYNN LAS VEGAS, LLC

By:	Wynn Resorts Holdings, LLC, its sole member

By:	Wynn Resorts, Limited, its sole member

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer